UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

AMEN PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22847	54-1831588
(Commission file number)	(IRS employer identification number)

303 W. Wall Street, Suite 2300, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3821
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Amen Properties, Inc. (“the Company”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated December 18, 2007, to include the historical and pro forma financial information required by Items 9.01(a) and (b) in connection with the acquisition (the “Acquisition”) by the Company of indirect interests in certain assets (the “Acquired Properties”) from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company (“Devon”).

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of properties acquired

Attached hereto as Schedule A are the audited Combined Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2007 and 2006 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of Johnson Miller & Co., CPA’s PC concerning the statements and related notes.

(b)	Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2007; the Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of December 31, 2007 and the related notes thereto, adjusted to show the pro forma effects of the Acquisition.

(c)	Exhibits

	Exhibit No.	Description

10.1

Purchase Agreement between Amen Properties, Inc. and Bank of New York Trust Company, N.A., the trustee of Santa Fe Energy Trust, dated as of November 8, 2007 (Incorporated by reference to Exhibit 10.1 of Form 8-K dated November 8, 2007 and filed with the Securities and Exchange Commission on November 8, 2007)

10.2

Purchase Agreement between Amen Properties, Inc. and Devon Energy Production Company, L. P. dated as of November 8, 2007 (Incorporated by reference to Exhibit 10.2 of Form 8-K dated November 8, 2007 and filed with the Securities and Exchange Commission on November 8, 2007)

10.3

Amendment to Purchase Agreement between Amen Properties, Inc. and Bank of New York Trust Company, N.A., the trustee of Santa Fe Energy Trust (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

10.4

Amendment to  Purchase Agreement between Amen Properties, Inc. and Devon Energy Production Company, L. P. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

	10.5	SFF Royalty, LLC Operating Agreement (Incorporated by reference to Exhibit 10.3 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

	10.6	SFF Production, LLC Operating Agreement (Incorporated by reference to Exhibit 10.4 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

	*23.1	Consent of Independent Registered Public Accounting Firm

* Filed herewith.
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amen Properties, Inc.

Date: October 14, 2008	By:	/s/ Jon M. Morgan

Jon M. Morgan
Chief Executive Officer
3

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMEN Properties, Inc.
Midland, Texas

We have audited the accompanying Combined Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”), as defined in Note 1, by AMEN Properties, Inc. (the “Company”) on December 17, 2007, for each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

 We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying combined financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of AMEN Properties, Inc. and are not intended to be a complete financial presentation of the results of operations of the acquired oil and gas properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased from the Trust and Devon, for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas
October 14, 2008

AMEN PROPERTIES, INC.
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
SANTA FE ENERGY TRUST AND DEVON ENERGY PRODUCTION COMPANY, L.P.
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Revenues	$3,540,551	$2,950,258
Direct operating expenses	526,070	439,207

Excess of revenues over direct operating expenses	$3,014,481	$2,511,051

The accompanying notes are an integral part of these financial statements.

AMEN PROPERTIES, INC.
NOTES TO COMBINED STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SANTA FE ENERGY TRUST AND DEVON ENERGY PRODUCTION COMPANY, L.P.

(1)	THE PROPERTIES

On November 8, 2007, AMEN Minerals, LLC, a wholly owned subsidiary of AMEN Properties, Inc. (collectively, the “Company”), entered into Purchase Agreements with Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”) to acquire the Trust’s net profits interests and Devon’s working and royalty interests (collectively, the “Acquired Properties”) in oil and gas properties in a number of different states effective October 1, 2007 for a total purchase price of $56 million, subject to customary closing adjustments.  Subsequently, both the Trust Purchase Agreement and the Devon Purchase Agreement were amended to add an independent third party (the “Third Party”) as the purchaser of approximately one-half of the Trust’s net profits interest and Devon’s royalty interests of the Acquired Properties.

The closing for the acquisition occurred on December 17, 2007.  After all closing adjustments were applied and $27 million was paid by the Third Party for their portion of the Acquired Properties, the Company’s net purchase price for its portion of the Acquired Properties was $30.1 million.  The Company instructed the Trust and Devon to convey its portion of the Acquired Properties into two new entities: the royalty interests were conveyed to SFF Royalty, LLC and the working interests were conveyed to SFF Production, LLC (collectively, the “SFF Group”) . In exchange for contributing $10 million in capital, the Company received a one third ownership interest in the SFF Group.  The remaining ownership in the SFF Group is divided amongst the acquisition investment group proportionately based on the percentage of capital provided.  The investment group and management group of the new entities includes two of the Company’s Directors, Eric Oliver and Jon Morgan.  Additionally, the two new entities have entered into a management agreement with Anthem Oil and Gas, Inc. to manage the interests in exchange for compensation equal to 5% of the gross proceeds. One of the Company's directors, Jon Morgan, is the president of Anthem Oil and Gas.

Further detail on the assets conveyed into SFF Royalty and SFF Production is shown below:

	Acquired from the Trust		Acquired from Devon
Acquiring Entity	Description	Purchase Amount	Description	Purchase Amount	Total Purchase
SFF Royalty	Net profits interests in royalty interests owned by Devon	$21,077,688	Royalty interests subject to Trust’s net profits interests	$2,254,662	$23,332,350

SFF Production	Net profits interest in working interests owned by Devon	6,072,125	Working interests subject to Trust’s net profits interests	649,531	6,721,656

Totals		$27,149,813		$2,904,193	$30,054,006

(2)	BASIS FOR PRESENTATION

The Acquired Properties are owned by SFF Royalty and SFF Production and reflected in the financial statements of those entities.  The Company does not control the SFF Group and has no direct ownership of the Acquired Properties and does not consolidate the financial statements of the SFF Group into its financial statements.  Rather, the Company accounts for its investment in the SFF Group using the equity method.  The accompanying combined statements of direct revenues and direct operating expenses reflect approximately one-third of the Acquired Properties owned by the SFF Group, which is representative of the Company’s ownership position in those entities.

Prior to the acquisition, the Trust properties were owned by Devon, subject to a 90% net profits interest owned by the Trust.  All Trust revenue and expenses were accounted for by Devon.  In accordance with SAB 47, the Trust’s financial statements were prepared on a cash basis of accounting.  During the periods presented, the Devon acquired interests were not accounted for or operated as a separate division. Certain Devon costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses and corporate income taxes were not allocated to the Devon acquired properties. Devon accounts for its oil and gas activities using the full cost method. Full separate financial statements for the Acquired Properties prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances. Accordingly, the accompanying statements include only revenues and direct operating expenses applicable to the Acquired Properties and are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Company’s Form 8-K and are not intended to be a complete financial presentation of the acquired oil and gas properties described in Note 1 above. The Company does not have information for the financing and investing activities from the Acquired Properties.

The Company’s historical balance sheet for the year ended December 31, 2007 includes the Company’s portion of the adjusted purchase price of $30.1 million.  The Company’s Consolidated Statement of Operations for the period ended December 31, 2007 included the Company’s share of the earnings generated by the SFF Group’s ownership of the Acquired Properties from December 17 through December 31.

The accompanying Combined Statements of Revenue and Direct Operating Expense are presented on the accrual basis of accounting. Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have been excluded for the reasons discussed above. The oil and gas industry, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each barrel of oil equivalent produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented herein are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.

(3)	OIL AND GAS RESERVES - UNAUDITED

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for 2007 are based on estimates prepared by Ryder Scott Company. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.  Reserve studies were not available for 2006, and the reserve quantities and related discounted future net cash flows for that period were estimated based on the Ryder Scott reserve estimates for 2007 and historical production volumes obtained from Devon.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

	Oil (Bbls )	Gas (Mcf )
	(in thousands)
Proved Developed and Undeveloped Reserves
Balance, January 1, 2006 (calculated)	228	1140
Production	(29)	(250)
Balance, December 31, 2006 (calculated)	199	890
Production	(38)	(276)
Balance, December 31, 2007 (from Ryder Scott estimate)	161	614

Standardized Measure - The Standardized Measure of Discounted Future Net Cash Flows relating to the Acquired Properties’ ownership interests in the proved oil and natural gas reserves for each of the two years ended December 31, 2006 and 2007 is shown below.

	2007	2006

	(in thousands)

Future Cash Flows	$16,844	$18,092
Future Production Costs	(2,762)	(2,967)
Future Net Cash Inflows	14,082	15,125
Discounted at 10% For Timing	(5,493)	(5,899)
Discounted Future Net Cash Inflows	$8,589	$9,226

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. For 2007, future operating expenses and development costs were computed primarily by Ryder Scott by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

Since reserve studies were not available for 2006, the Standardized Measure was computed in the following manner:

  To compute Future Cash Flows, fiscal year-end prices of oil and natural gas published by the United States Department of Energy were applied to year-end quantities of proved oil and natural gas reserves calculated by adding 2007 production volumes obtained from Devon to the December 31, 2007 reserve estimates prepared by Ryder Scott.
  Future Production Costs were computed by applying the ratio of Future Production Costs to Future Cash Flows found in the 2007 Ryder Scott estimate to Future Cash Flows for 2006, the effect of which is to assume that production costs were approximately the same at 12/31/06 as at 12/31/07.
  The 10% Discount for Timing was computed by applying the discount factor used in the 2007 Ryder Scott estimate to the Future Net Cash Inflows for 2006.

Changes in Standardized Measure - Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

	2007	2006

	(in thousands)

Balance beginning of the year	$15,125	$20,277
Sales, net of production costs and taxes	(3,014)	(2,511)
Changes in prices	2,909	(2,106)
Interest Factor and Other	(938)	(535)
Balance end of the year	$14,082	$15,125

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical results. Since reserve studies were not available for prior years, Changes in Standardized Measure were estimated for those periods using reserve quantities calculated as described above and commodity prices published by the United States Department of Energy.

 Schedule B

AMEN PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of oil and gas interests from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”) and the financing thereof.

On November 8, 2007, AMEN Minerals, LLC, a wholly owned subsidiary of AMEN Properties, Inc. (collectively, the “Company”), entered into Purchase Agreements with the Trust and Devon to acquire the Trust’s net profits interests and Devon’s working and royalty interests (collectively, the “Acquired Properties”) in oil and gas properties in a number of different states effective October 1, 2007 for a total purchase price of $56 million, subject to customary closing adjustments (the “Acquisition”).  Subsequently, both the Trust Purchase Agreement and the Devon Purchase Agreement were amended to add an independent third party (the “Third Party”) as the purchaser of approximately one-half of the Trust’s net profits interests and Devon’s royalty interests of the Acquired Properties.

The closing for the Acquisition occurred on December 17, 2007.  After all closing adjustments were applied and $27 million was paid by the Third Party for their portion of the Acquired Properties, the Company’s net purchase price for its portion of the Acquired Properties was $30.1 million.  The Company instructed the Trust and Devon to convey its portion of the Acquired Properties into two new entities: the royalty interests were conveyed to SFF Royalty, LLC and the working interests were conveyed to SFF Production, LLC (collectively, the “SFF Group”) . In exchange for contributing $10 million in capital, the Company received a one third ownership interest in the SFF Group.  The remaining ownership of the SFF Group is divided amongst the Acquisition investment group proportionately based on the percentage of capital provided.  The investment group and management group of the new entities includes two of the Company’s Directors, Eric Oliver and Jon Morgan.  Additionally, the two new entities have entered into a management agreement with Anthem Oil and Gas, Inc. to manage the Acquired Properties in exchange for compensation equal to 5% of the gross proceeds. One of the Company's directors, Jon Morgan, is the president of Anthem Oil and Gas.

The Company does not control the SFF Group and uses the equity method of accounting to record its one third interest in the net income (loss) of the SFF Group.

Further detail on the assets conveyed into SFF Royalty and SFF Production is shown below:

	Acquired from the Trust		Acquired from Devon
Acquiring Entity	Description	Purchase Amount	Description	Purchase Amount	Total Purchase
SFF Royalty	Net profits interests in royalty interests owned by Devon	$21,077,688	Royalty interests subject to Trust’s net profits interests	$2,254,662	$23,332,350

SFF Production	Net profits interests in working interests owned by Devon	6,072,125	Working interests subject to Trust’s net profits interests	649,531	6,721,656

Totals		$27,149,813		$2,904,193	$30,054,006

To secure the $10 million required for the investments in SFF Royalty and SFF Production, the Company issued Preferred Stock, warrants and short-term promissory notes and secured stub financing as described below.

Class D Preferred Stock

429,100 shares of Class D Preferred Stock (“Preferred D”) were issued at a share price of $10 for total proceeds of $4,291,000.  Below is a summary of the significant characteristics of the Preferred D:

  Pays a coupon of 8.5% annually.
  Has limited voting rights.
  Is not convertible into common stock.
  Is redeemable upon demand by the Company.
  Election of up to two directors

Promissory Notes

The Company also signed promissory notes with the recipients of the Preferred D totaling $2,709,000.  Below is a summary of the significant characteristics of the promissory notes:

  Due and payable on June 30, 2009.
  Interest rate of Prime plus 1% (6.00% at June 30, 2008).

Warrants

The holders of the promissory notes were issued warrants to purchase a total of 450,000 shares of the Company’s common stock at a strike price of $6.02 per share.  These warrants expire on June 30, 2009 and the Company intends to use the proceeds from their issuance to pay all or a portion of the balance of the related promissory notes. No value has been assigned to these warrants as shareholder approval is required before the warrants can be exercised.

Stub Financing

In order to secure the cash required for the Company’s contribution to SFF Royalty and SFF Production on December 17, 2007, stub financing was arranged via the execution of two promissory notes with SoftVest, LP totaling $3.5 million. These notes were paid on March 13, 2008.  Mr. Eric Oliver, the Company’s Chairman of the Board, is the Managing Partner of SoftVest, LP.

Certain of the Company’s Directors participated in this transaction as shown below:

Director	# Shares Preferred D Purchased	Preferred D Purchase Price	Promissory Note Amount	# Warrants Received @$6.02 Strike Price
Eric Oliver	164,376	$1,643,760	$1,037,741	172,382

Bruce Edgington	6,130	61,300	38,700	6,429

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet as of and for the year ended December 31, 2007 is derived from the audited consolidated financial statements of AMEN Properties, Inc. for the year ended December 31, 2007, the audited Combined Statement of Revenues and Direct Operating Expenses for the Acquired Properties for the year ended December 31, 2007 and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2007, and the Combined Statements of Revenues and Direct Operating Expenses for the Acquired Properties included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on January 1, 2007, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statement of operations for the year ended December 31, 2007 was prepared without audit assuming we completed the Acquisition on January 1, 2007.

The Acquired Properties were not accounted for or operated as a separate division by Devon. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Acquired Properties. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, the Company is presenting only the revenues and direct operating expenses for the Acquired Properties. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes. With these adjustments, the pro forma condensed consolidated statement of operations represents only an estimate of combining our historical results with our indirect interest in the Acquired Properties. The statements do not consider nonrecurring items included in the historical financial statements. The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition on January 1, 2007.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs are expected to increase only minimally, if at all, as a result of the Acquisition. As a result, a very minimal amount of our internal resources will be used to oversee the Company’s investment in the SFF Group (and their ownership of the Acquired Properties) and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what the Company’s financial position or results of operations would have been had we invested in the SFF Group (and it had owned the Acquired Properties) on the dates indicated. In addition, such information is not necessarily indicative of the Company’s future results of operations or financial performance because of the exclusion of certain operating expenses, changes in commodity prices and other circumstances that may change or arise in the future.  The unaudited pro forma financial information should be read in conjunction with our historical financial statements and risk factor disclosure, which are hereby incorporated by reference herein.

AMEN PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Amen	Pro Forma
	Historical	Adjustments		Pro Forma
OPERATING REVENUE
Retail Electricity Revenue	$10,327,813	$--		$10,327,813
Energy Management Fees	3,983,517	--		3,983,517
Total Operating Revenue	14,311,330	--		14,311,330

OPERATING EXPENSE
Cost of Goods and Services	9,560,893	--		9,560,893
General and Administrative	3,042,256	--		3,042,256
Depreciation, Amortization and Depletion	118,236	--		118,236
Corporate Tithing	157,689	50,500	a	208,189
Total Operating Expenses	12,879,074	50,500		12,929,574

INCOME FROM OPERATIONS	1,432,256	(50,500)		1,381,756

OTHER INCOME (EXPENSE)
Interest Income	345,395	--		345,395
Interest Expense	(339,780)	(299,593)	b	(639,373)
Income from Real Estate Investment	102,767	--		102,767
Income from SFF Group Investment	22,389	875,546	c	897,935
Other Income	96,746	--		96,746
Total Other Income	227,517	575,953		803,470

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	1,659,773	525,453		2,185,226

Income Taxes	(52,812)	(20,700)	d	(73,512)
Minority Interest	901	--		901

INCOME FROM CONTINUING OPERATIONS	1,607,862	504,753		2,112,615

LOSS FROM DISCONTINUED OPERATIONS	(311,351)	--		(311,351)

NET INCOME	$1,296,511	$504,753		$1,801,264

Net Income from Continuing Operations per Common Share (Basic)	$.58			$.76

Net Income from Continuing Operations per Common Share (Diluted)	$.43			$.57

Net Income per Common Share (Basic)	$.47			$.65

Net Income per Common Share (Diluted)	$.35			$.48

Weighted Average Number of Common Shares Outstanding - Basic	2,766,745			2,766,745
Weighted Average Number of Common Shares Outstanding - Diluted	3,715,641			3,715,641

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

AMEN PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
December 31, 2007

ASSETS

	Amen	Pro Forma
	Historical	Adjustments		Pro Forma

CASH and CASH EQUIVALENTS	$1,520,852	$3,274,629	1	$4,795,481

OTHER CURRENT ASSETS	5,720,756	(3,680,550)	2	2,040,206

RESTRICTED CASH EQUIVALENTS	2,197,000	--		2,197,000

PROPERTY AND EQUIPMENT	177,771	--		177,771

OIL AND GAS INVESTMENTS IN SFF GROUP	10,022,389	(2,591,119)	3	7,431,270

INVESTMENT IN REAL ESTATE	2,311,443	--		2,311,443

ROYALTY INTERESTS	126,528	--		126,528

LONG-TERM INVESTMENTS	62,350	--		62,350

OTHER ASSETS	3,422,941	--		3,422,941

TOTAL ASSETS	$25,562,030	$(2,997,040)		$22,564,990

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$8,274,367	$(3,428,800)	4	$4,845,567

LONG-TERM OBLIGATIONS	2,624,085	--		2,624,085

STOCKHOLDERS’ EQUITY	14,663,578	431,760	5	15,095,338

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,562,030	$(2,997,040)		$22,564,990

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

AMEN PROPERTIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 The unaudited pro forma condensed consolidated statement of operations reflects the following adjustments:

a.	Increased tithing related to the increase in net equity earnings from SFF Group investment. The Company tithes 10% of its net earnings.

b.	Increased interest expense to show the full year impact of interest on borrowings related to SFF investment. Assumed stub financing was outstanding for three months at stated interest rate of 8.5%. For SFF investment notes issued to Preferred D holders, used interest rate of 9.08% for stated interest rate of Prime + 1%.

c.	Pro forma estimate of Amen’s one-third interest in the equity earnings of SFF Royalty and SFF Production. Based on direct revenues and expenses adjusted for depletion expense.

d.	Increase in Texas Franchise Tax related to increase in equity net earnings from SFF Group Investment.

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.	Increase in cash from distributions from SFF Group (+$3.5 million) and liquidation of investment in Santa Fe Energy Trust (+$4.0 million), net of repayment of stub financing (-$3.5 million), Preferred D dividends (-$365 thousand) and increased interest payments (-$300 thousand)

2.	Liquidation of investment in Santa Fe Energy Trust.

3.	Adjustments for pro forma investment equity income from SFF Group (+$875 thousand) and cash distributions from SFF Group (-$3.5 million)

4.	Repayment of stub financing (-$3.5 million) and increase in accruals for tithing and franchise taxes (+$71 thousand)

5.	Adjustment for increased equity earnings from SFF Group investment, net of related expenses such as interest and dividends.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement between Amen Properties, Inc. and Bank of New York Trust Company, N.A., the trustee of Santa Fe Energy Trust, dated as of November 8, 2007 (Incorporated by reference to Exhibit 10.1 of Form 8-K dated November 8, 2007 and filed with the Securities and Exchange Commission on November 8, 2007)

10.2

Purchase Agreement between Amen Properties, Inc. and Devon Energy Production Company, L. P. dated as of November 8, 2007 (Incorporated by reference to Exhibit 10.2 of Form 8-K dated November 8, 2007 and filed with the Securities and Exchange Commission on November 8, 2007)

10.3

Amendment to Purchase Agreement between Amen Properties, Inc. and Bank of New York Trust Company, N.A., the trustee of Santa Fe Energy Trust (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

10.4

Amendment to  Purchase Agreement between Amen Properties, Inc. and Devon Energy Production Company, L. P. (Incorporated by reference to Exhibit 10.2 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

10.5	SFF Royalty, LLC Operating Agreement (Incorporated by reference to Exhibit 10.3 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

10.6	SFF Production, LLC Operating Agreement (Incorporated by reference to Exhibit 10.4 of Form 8-K dated December 18, 2007 and filed with the Securities and Exchange Commission on December 18, 2007)

*23.1	Consent of Independent Registered Public Accounting Firm

* Filed herewith.